Exhibit 99.1

Cray Media:	Investors:
Juliet McGinnis	Paul Hiemstra
206/701-2152	206/701-2044
pr@cray.com	ir@cray.com

CRAY INC. REPORTS FIRST QUARTER 2018 FINANCIAL RESULTS
Company reaffirms revenue growth expectations for 2018

Seattle, WA - May 1, 2018 - Global supercomputer leader Cray Inc. (Nasdaq: CRAY) today announced financial results for its first quarter ended March 31, 2018.

All figures in this release are based on U.S. GAAP unless otherwise noted. A reconciliation of GAAP to non-GAAP measures is included in the financial tables in this press release.

Revenue for the first quarter of 2018 was $79.6 million, compared to $59.0 million in the first quarter of 2017. Net loss for the first quarter of 2018 was $25.0 million, or $0.62 per diluted share, compared to a net loss of $19.2 million, or $0.48 per diluted share in the first quarter of 2017. Non-GAAP net loss was $21.4 million, or $0.53 per diluted share for the first quarter of 2018, compared to non-GAAP net loss of $28.4 million, or $0.71 per diluted share in the first quarter of 2017.

Overall gross profit margin on a GAAP and non-GAAP basis for the first quarter of 2018 was 34%, compared to 40% on a GAAP and non-GAAP basis in the first quarter of 2017.

Operating expenses for the first quarter of 2018 were $51.8 million, compared to $56.1 million in the first quarter of 2017. Non-GAAP operating expenses for the first quarter of 2018 were $48.5 million, compared to $53.3 million in the first quarter of 2017.

As of March 31, 2018, cash, investments and restricted cash totaled $147 million. Working capital at the end of the first quarter was $332 million, compared to $354 million at December 31, 2017.

“We are off to a strong start to the year,” said Peter Ungaro, president and CEO of Cray. “We completed several large acceptances during the first quarter at sites around the world, a few of these ahead of schedule. We had one of our strongest bookings quarters in several years, what we believe is another early sign that our target market is continuing to strengthen. Among these new awards, we were selected by the Japanese National Institutes for Quantum and Radiological Science and Technology to deliver our latest generation XC supercomputer to serve as their new flagship system. These are good examples of our strong competitive position, which is key for us to drive growth in 2018 and beyond.”

Outlook
For 2018, while a wide range of results remains possible, Cray continues to expect revenue to grow in the range of 10-15% over 2017. Revenue is expected to be about $110 million for the second quarter of 2018. For 2018, GAAP and non-GAAP gross margins are expected to be in the low-30% range. Non-GAAP operating expenses for 2018 are expected to be in the range of $190 million. For 2018, non-GAAP adjustments are expected to total about $14 million, driven primarily by share-based compensation. For the year, GAAP operating expenses are anticipated to be about $12 million higher than non-GAAP operating expenses, and GAAP gross profit is expected to be about $2 million lower than non-GAAP gross profit.

Based on this outlook, Cray’s effective GAAP and non-GAAP tax rates for 2018 are both expected to be in the low-single digit range, on a percentage basis.

Actual results for any future periods are subject to large fluctuations given the nature of Cray’s business.

Recent Highlights

•
In March, Cray announced that the National Institutes for Quantum and Radiological Science and Technology (QST) in Japan selected a Cray XC50 supercomputer to be its new flagship supercomputing system. Once installed, the new system is expected to be more than twice as powerful as the existing system.

•
In March, Cray announced it was adding new options to its line of CS-Storm GPU-accelerated servers as well as improved fast-start Artificial Intelligence (AI) configurations, making it easier for organizations implementing AI to get started on their journey with AI proof-of-concept projects and pilot-to-production use.

•
In April, Paderborn University in Germany announced that it selected a Cray CS500 cluster system as well as Cray’s ClusterStor storage appliance. The supercomputer will feature FPGA accelerators as well as the latest generation Intel Xeon processors. It is expected to be put into production in 2018 and to triple the performance of the previous flagship system.

•
In April, Cray announced it is adding AMD EPYC processors to its Cray CS500 product line. Cray has integrated and optimized the Cray Programming Environment and libraries to enhance AMD EPYC processor performance. The new system is expected to be generally available in Summer 2018.

Conference Call Information
Cray will host a conference call today, Tuesday, May 1, 2018 at 1:15 p.m. PT (4:15 p.m. ET) to discuss its first quarter ended March 31, 2018 financial results. To access the call, please dial into the conference at least 10 minutes prior to the beginning of the call at (855) 894-4205. International callers should dial (765) 889-6838 and use the conference ID #56308205. To listen to the audio webcast, go to the Investors section of the Cray website at www.cray.com/company/investors.

If you are unable to attend the live conference call, an audio webcast replay will be available in the Investors section of the Cray website for 180 days. A telephonic replay of the call will also be available by dialing (855) 859-2056, international callers dial (404) 537-3406, and entering the conference ID #56308205. The conference call replay will be available for 72 hours, beginning at 4:45 p.m. PT on Tuesday, May 1, 2018.

Use of Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission (“SEC”). A reconciliation of U.S. generally accepted accounting principles, or GAAP, to non-GAAP results is included in the financial tables included in this press release. Management believes that the non-GAAP financial measures that we have set forth provide additional insight for analysts and investors and facilitate an evaluation of Cray’s financial and operational performance that is consistent with the manner in which management evaluates Cray’s financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of Cray’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, or disclosures required by GAAP. These measures are adjusted as described in the reconciliation of GAAP to non-GAAP numbers at the end of this release, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review and consider this non-GAAP information as well as the GAAP financial results that are disclosed in Cray’s SEC filings.

Additionally, we have not quantitatively reconciled the non-GAAP guidance measures disclosed under “Outlook” to their corresponding GAAP measures because we do not provide specific guidance for the various reconciling items such as share-based compensation, adjustments to the provision for income taxes, amortization of intangibles, costs related to acquisitions, purchase accounting adjustments, and gain on significant asset sales, as certain items that impact these measures have not occurred, are out of our control or cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact our financial results.
About Cray Inc.
Global supercomputing leader Cray Inc. (Nasdaq: CRAY) provides innovative systems and solutions enabling scientists and engineers in industry, academia and government to meet existing and future simulation and analytics challenges. Leveraging more than 40 years of experience in developing and servicing the world’s most advanced supercomputers, Cray offers a comprehensive portfolio of supercomputers and big data storage and analytics solutions delivering unrivaled performance, efficiency and scalability. Cray’s Adaptive Supercomputing vision is focused on delivering innovative next-generation products that integrate diverse processing technologies into a unified architecture, allowing customers to meet the market’s continued demand for realized performance. Go to www.cray.com for more information.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements related to Cray’s financial guidance and expected operating results, Cray’s competitive position in the high-end supercomputing market and the timing of a rebound in that market, Cray’s ability to grow in the future, and its product development, sales and delivery plans. These statements involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions and estimates as well as known and unknown risks and uncertainties can affect the accuracy of forward-looking statements and cause actual results to differ materially from those anticipated by these forward-looking statements. Factors that could affect actual future events or results include, but are not limited to, the risk that Cray does not achieve the operational or financial results that it expects, the risk that Cray will not be able to secure orders for Cray systems to be accepted in the future when or at the levels expected, the risk that the segments of the high-end of the supercomputing market that Cray targets do not recover from the current downturn as early or as completely as expected or at all, the risk that the systems ordered by customers are not delivered when expected, do not perform as expected once delivered or have technical issues that must be corrected before acceptance, the risk that the acceptance process for delivered systems is not completed, or customer acceptances are not received, when expected or at all, the risk that Cray is not able to successfully sell products and services in the big data, artificial intelligence and commercial markets as expected or at all, the risk that Cray is not able to reach new customers through cloud services offerings as expected or at all, the risk that Cray is not able to expand and penetrate its addressable market as expected or at all, the risk that the expense and/or effort to address Cray systems at customer sites that have issues with third party components or with Cray components, including issues related to the “Spectre” and “Meltdown” processor security vulnerabilities, is material, the risk that Cray is not able to successfully complete its planned product development efforts in a timely fashion or at all, the risk that the Cray systems with AMD EPYC processors are not available with the performance expected or when expected or at all, the risk that government funding for research and development projects is less than expected, the risk that new third-party processors and other components for our systems are not available with the anticipated performance, timing or pricing, the risk that Cray is not able to achieve anticipated gross margin or expense levels and such other risks as identified in Cray’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, and from time to time in other reports filed by Cray with the SEC. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. Cray undertakes no duty to publicly announce or report revisions to these statements as new information becomes available that may change Cray’s expectations.

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CRAY and the stylized CRAY mark are registered trademarks of Cray Inc. in the United States and other countries, and CS-Storm and the CS and XC families of supercomputers are trademarks of Cray Inc.

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
Revenue:
Product	$44,454	$21,128
Service	35,140	37,903
Total revenue	79,594	59,031
Cost of revenue:
Cost of product revenue	34,045	14,751
Cost of service revenue	18,597	20,471
Total cost of revenue	52,642	35,222
Gross profit	26,952	23,809
Operating expenses:
Research and development, net	29,892	32,640
Sales and marketing	15,665	14,653
General and administrative	5,779	8,797
Restructuring	476	—
Total operating expenses	51,812	56,090
Loss from operations	(24,860)	(32,281)

Other income (expense), net	(382)	1,042
Interest income, net	713	878
Loss before income taxes	(24,529)	(30,361)
Income tax benefit (expense)	(479)	11,146
Net loss	$(25,008)	$(19,215)

Basic net loss per common share	$(0.62)	$(0.48)
Diluted net loss per common share	$(0.62)	$(0.48)

Basic weighted average shares outstanding	40,436	39,994
Diluted weighted average shares outstanding	40,436	39,994

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share data)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$137,247	$137,326
Restricted cash	1,970	1,964
Short-term investments	6,991	6,997
Accounts and other receivables, net	96,273	162,034
Inventory	180,799	186,307
Prepaid expenses and other current assets	22,501	25,015
Total current assets	445,781	519,643

Long-term restricted cash	1,030	1,030
Long-term investment in sales-type lease, net	20,876	23,367
Property and equipment, net	36,855	36,623
Service spares, net	2,431	2,551
Goodwill	14,182	14,182
Intangible assets other than goodwill, net	4,067	4,345
Deferred tax assets	1,372	1,106
Other non-current assets	13,921	15,910
TOTAL ASSETS	$540,515	$618,757

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,513	$57,207
Accrued payroll and related expenses	13,685	18,546
Other accrued liabilities	10,204	9,471
Customer contract liabilities	67,976	80,119
Total current liabilities	113,378	165,343

Long-term customer contract liabilities	34,393	38,622
Other non-current liabilities	13,866	14,495
TOTAL LIABILITIES	161,637	218,460

Shareholders’ equity:
Preferred stock — Authorized and undesignated, 5,000,000 shares; no shares issued or outstanding	—	—
Common stock and additional paid-in capital, par value $.01 per share — Authorized, 75,000,000 shares; issued and outstanding 40,645,003 and 40,464,963 shares, respectively	637,783	633,408
Accumulated other comprehensive income	183	915
Accumulated deficit	(259,088)	(234,026)
TOTAL SHAREHOLDERS’ EQUITY	378,878	400,297
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$540,515	$618,757

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except EPS)

		Three Months Ended March 31, 2018
		Net Loss	Diluted EPS	Operating Loss	Gross Profit	Operating Expenses
GAAP		$(25.0)	$(0.62)	$(24.9)	$27.0	$51.8

Share-based compensation	(1)	2.9		2.9	0.2	2.7
Amortization of acquired and other intangibles	(2)	0.3		0.3	0.2	0.1
Restructuring	(3)	0.5		0.5		0.5
Income tax on reconciling items	(4)	(0.8)
Other items impacting tax provision	(5)	0.7
Total reconciling items		3.6	0.09	3.7	0.4	3.3

Non-GAAP		$(21.4)	$(0.53)	$(21.2)	$27.4	$48.5

		Three Months Ended March 31, 2017
		Net Loss	Diluted EPS	Operating Loss	Gross Profit	Operating Expenses
GAAP		$(19.2)	$(0.48)	$(32.3)	$23.8	$56.1

Share-based compensation	(1)	2.7		2.7	0.1	2.6
Amortization of acquired and other intangibles	(2)	0.2		0.2		0.2
Income tax on reconciling items	(4)	(1.1)
Other items impacting tax provision	(5)	(11.0)
Total reconciling items		(9.2)	(0.23)	2.9	0.1	2.8

Non-GAAP		$(28.4)	$(0.71)	$(29.4)	$23.9	$53.3

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets
(3) Adjustments to exclude restructuring costs
(4) Adjustments associated with the estimated tax impact on non-GAAP reconciling items at our marginal U.S. tax rate of approximately 21% for the current year period, and 35% for the prior year comparative period

(5) As part of an alternative non-GAAP income measure, we have adjusted GAAP taxes as reported including the impact to the GAAP tax provision of the non-GAAP reconciling items (adjusted for note (4) above). And when applicable, we also adjust for changes related to the utilization or increase of our net operating loss carryforwards and for changes in our valuation allowance held against deferred tax assets and any applicable change in tax law, including the Tax Cuts and Jobs Act of 2017.

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except percentages)

		Three Months Ended March 31, 2018
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$10.5	23%	$16.5	47%	$27.0	34%

Share-based compensation	(1)	0.1		0.1		0.2
Amortization of acquired and other intangibles	(2)	0.2		—		0.2
Total reconciling items		0.3	1%	0.1	—%	0.4	—%

Non-GAAP		$10.8	24%	$16.6	47%	$27.4	34%

		Three Months Ended March 31, 2017
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$6.4	30%	$17.4	46%	$23.8	40%

Share-based compensation	(1)	—		0.1		0.1
Total reconciling items		—	—%	0.1	—%	0.1	—%

Non-GAAP		$6.4	30%	$17.5	46%	$23.9	40%

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets

CRAY INC. AND SUBSIDIARIES
Reconciliation of GAAP to non-GAAP Net Loss
(Unaudited; in millions except per share amounts and percentages)

		Three Months Ended March 31,
		2018	2017
GAAP Net Loss		$(25.0)	$(19.2)

Non-GAAP adjustments impacting gross profit:
Share-based compensation	(1)	0.2	0.1
Amortization of acquired and other intangibles	(2)	0.2	—
Total adjustments impacting gross profit		0.4	0.1

Non-GAAP gross margin percentage		34%	40%

Non-GAAP adjustments impacting operating expenses:
Share-based compensation	(1)	2.7	2.6
Amortization of acquired and other intangibles	(2)	0.1	0.2
Restructuring	(3)	0.5	—
Total adjustments impacting operating expenses		3.3	2.8

Non-GAAP adjustments impacting tax provision:
Income tax on reconciling items	(4)	(0.8)	(1.1)
Other items impacting tax provision	(5)	0.7	(11.0)
		(0.1)	(12.1)

Non-GAAP Net Loss		$(21.4)	$(28.4)

Non-GAAP Diluted Net Loss per common share		$(0.53)	$(0.71)

Diluted weighted average shares		40.4	40.0

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets
(3) Adjustments to exclude restructuring costs
(4) Adjustments associated with the estimated tax impact on non-GAAP reconciling items at our marginal U.S. tax rate of approximately 21% for the current year period, and 35% for the prior year comparative period

(5) As part of an alternative non-GAAP income measure, we have adjusted GAAP taxes as reported including the impact to the GAAP tax provision of the non-GAAP reconciling items (adjusted for note (4) above). And when applicable, we also adjust for changes related to the utilization or increase of our net operating loss carryforwards and for changes in our valuation allowance held against deferred tax assets and any applicable change in tax law, including the Tax Cuts and Jobs Act of 2017.